Exhibit 5.3

[Letterhead of Gesmer Updergrove LLP]

May 14, 2007

Iron Mountain Canada Corporation

c/o Iron Mountain Incorporated

745 Atlantic Avenue

Boston, Massachusetts  02111

Re:                               Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to the Iron Mountain Statutory Trust - 1998, a Connecticut Statutory Trust (the “98 Trust”) and the Iron Mountain Statutory Trust - 1999, a Connecticut Statutory Trust (the “99 Trust” and, collectively with the 98 Trust, the “Iron Mountain Trusts”), in connection with certain matters of Connecticut law arising from the issuance and exchange (the “Exchange Offer”) of up to C$175,000,000 aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2017 (the “Outstanding Notes”) by Iron Mountain Canada Corporation (the “Company”) for new notes in the same principal amount, interest rate and maturity as the Outstanding Notes (the “Exchange Notes”).  The Outstanding Notes have been, and the Exchange Notes will be, guaranteed (the “Guarantees”) by Iron Mountain Incorporated, certain subsidiaries of Iron Mountain Incorporated listed in Exhibit A attached hereto, and the Iron Mountain Trusts (collectively the “Guarantors”).  The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of December 30, 2002, by and between Iron Mountain Incorporated and The Bank of New York Trust Company N.A., as Trustee (the “Trustee”), as supplemented by a certain Sixth Supplemental Indenture dated March 15, 2007 (the Indenture and Supplemental Indenture are collectively the “Indenture”).  The Exchange Offer is more fully set forth in Form S-4 Registration Statement Under the Securities Act of 1933 (the “Registration Statement”) filed by Iron Mountain Canada Corporation and the Guarantors, including the Iron Mountain Trusts, with the United States Securities and Exchange Corporation.  Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

Our representation of the Iron Mountain Trusts is limited to those matters as to which we were consulted by the Iron Mountain Trusts, and there may also exist matters of a legal nature with respect to which we have not been consulted.  Accordingly, our opinions are limited to those matters which have been brought to our attention by the Iron Mountain Trusts.

In connection with our representation of the Iron Mountain Trusts in the negotiation and preparation of this Opinion, we have examined the documents set forth in Exhibit B herein (collectively the “Documents”) and no others.

In all our examinations made in connection with this opinion, we have assumed and relied upon (i) the genuineness of original documents, (ii) the conformity to original documents of all copies submitted to us as faxes, photocopies or conformed copies, (iii) the completeness of all documents furnished to us, and that no amendments, modifications or revisions to such documents are in existence, (iv) that the execution of all documents on behalf of all entities and persons other than the Iron Mountain Trusts was duly authorized and that such documents were validly executed and delivered on behalf of such entities and persons other than the Iron Mountain Trusts, and that the agreed-upon consideration has been paid therefor, (v) the competency and capacity of any signatories who are natural persons and (vi) the continued validity and effectiveness of any power of attorney pursuant to which any document is executed.  We have also assumed that all signature pages reviewed by us in fax form are copies of signature pages which were attached to documents which were in the identical form to the copies of the same documents which were in our possession, in each case in their most recent form.

Insofar as these opinions relate to factual matters, we have relied entirely upon the certificates and documents of public officials and certificates and documents provided by the Owner Trustee of the Iron Mountain Trusts and officers of the Trust’s sole beneficiary, Iron Mountain Information Management, Inc.

Our opinion in paragraphs 1 and 2 below as to the legal existence and good standing of the 98 Trust and the 99 Trust, respectively, are based solely upon our review of the 98 Trust Certificate and 99 Trust Certificate issued by the Connecticut Secretary of State, without any other inquiry or investigation.

No opinion is given herein as to any contractual choice of law provision or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Documents.

In rendering this opinion we assume that the execution of all documents on behalf of all entities and persons other than the Iron Mountain Trusts was duly authorized and that such documents were validly executed and delivered on behalf of such entities and persons, and that the agreed-upon consideration has been paid therefor.

We are admitted to the Bar in the State of Connecticut and we express no opinion as to the laws of any jurisdiction other than the State of Connecticut. We assume no responsibility as to the applicability thereto or affect thereon of the laws of any other state or jurisdiction.

Our opinion is further subject to the following exceptions, qualifications and assumptions:

(a)           We have assumed without any independent investigation that both of the Iron Mountain Trusts have received the agreed to and stated consideration for the obligations guaranteed by them under the terms of the Guarantees, and accordingly have received “value”, as such term is defined under applicable law.

(b)           We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

(c)           We express no opinion with respect to any matter involving financial information or relating to compliance with financial covenants or financial requirements.

(d)           The opinions set forth below do not apply to the extent that judicial decisions may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Documents, or to the extent that judicial decisions may make certain provisions of agreements unenforceable where their enforcement would violate the implied covenant of fair dealing, or would be commercially unreasonable, or where their breach is not material.

(e)           We render or imply no opinion with respect to compliance with any federal or state securities laws, rules or regulations, including without limitation the securities laws of the State of Connecticut, and including without limitation those securities laws relating to registration, filing, anti-fraud, or which relate to the accuracy or completeness of disclosure, of the federal government or any state including without limitation Connecticut.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications and exceptions herein contained, we are of the opinion that:

1.             The 98 Trust is a Connecticut Statutory Trust, is duly organized, validly existing and in good standing under the laws of the State of Connecticut.  The 98 Trust has the power and authority to carry on its business, and to execute, deliver and perform its obligations under the Indenture;

2.             The 99 Trust is a Connecticut Statutory Trust duly organized, validly existing and in good standing under the laws of the State of Connecticut.  The 99 Trust has the power and authority to carry on its business, and to execute, deliver and perform its obligations under the Indenture; and

3.             The Indenture and the Guarantees, as they apply to the Iron Mountain Trusts, have been duly executed and delivered by the 98 Trust and the 99 Trust.

We undertake no obligation to advise you of facts or changes in law occurring after the date of this opinion letter that might affect the opinions expressed herein.

We are furnishing this opinion letter to you solely for submission to the United States Securities and Exchange Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement, and to the reference to this Firm under the caption “Legal Matters” in the Prospectus.  In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended.

Very truly yours,

GESMER UPDEGROVE LLP
/s/ Gesmer Updergrove LLP

EXHIBIT A

COMAC, INC.

IRON MOUNTAIN GLOBAL, INC.

IRON MOUNTAIN GOVERNMENT SERVICES INCORPORATED

IRON MOUNTAIN INFORMATION MANAGEMENT, INC.

IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.

MOUNTAIN REAL ESTATE ASSETS, INC.

MOUNTAIN RESERVE III, INC.

NETTLEBED ACQUISITION CORP.

TREELINE SERVICES CORPORATION

IRON MOUNTAIN GLOBAL LLC

EXHIBIT B

1.                                       Amended and Restated Owner Trust Agreement, dated October 1, 1998, between Scotiabanc, Inc., as Beneficiary, and First Union National Bank, individually and as owner Trustee

2.                                       Owner Trust Agreement, dated July 1, 1999, among BTM Capital Corporation and JH Equity Realty Investors, Inc., collectively as Beneficiary, and First Union National Bank, individually and as Trustee, and W. Jeffrey Kramer, as Individual Trustee

3.                                       Assumption of Owner Trust Agreement, dated March 25, 2004, by and between Scotiabanc, Inc., Wachovia Bank, N.A., f/k/a First Union National Bank and Iron Mountain Information Management, Inc. (“IMIM”)

4.                                       Assumption of Owner Trust Agreement, dated March 25, 2004, by and between BTM Capital, Inc., Wachovia Bank, N.A., f/k/a First Union National Bank and IMIM

5.                                       Certificate of Statutory Trust, for Iron Mountain Statutory Trust — 1998, dated May 7, 2007, issued by the Connecticut Secretary of State (the “98 Trust Certificate”)

6.                                       Certificate of Statutory Trust, for Iron Mountain Statutory Trust — 1999, dated May 7, 2007, issued by the Connecticut Secretary of State (the “99 Trust Certificate”)

7.                                       C$175,000,000 Senior Subordinated Notes, dated March 15, 2007, due 2017 from Iron Mountain Nova Scotia Funding Company, and upon amalgamation became Iron Mountain Canada Corporation (“IMCC”), which is subject to and governed by the Supplemental Indenture

8.                                       New series of 7½% Senior Notes due 2017 to be issued by IMCC under the Registration Rights Agreement, and exchanged for the Initial Notes

9.                                       Indenture dated December 30, 2002 by and between Iron Mountain Incorporated (“IM”), IMCC, the 98 Trust, the 99 Trust, certain other subsidiaries of IM and The Bank of New York Trust Company, N.A., as trustee

10.                                 Sixth Supplemental Indenture, dated March 15, 2007, by and between IM, IMCC, the 98 Trust, the 99 Trust, certain other subsidiaries of IM and The Bank of New York Trust Company, N.A., as trustee

11.                                 Iron Mountain Statutory Trust-1998 Direction of Sole Beneficiary, dated March 8, 2007 (“98 Trust Consent”)

12.                                 Iron Mountain Statutory Trust-1999 Direction of Sole Beneficiary, dated March 8, 2007 (“99 Trust Consent”)

13.                                 Form S-4 Registration Statement Under the Securities Act of 1933 of Iron Mountain Canada Corporation, filed with the United States Securities and Exchange Commission, as filed with the Securities and Exchange Commission on May 14, 2007 (the “Registration Statement”)

14.                                 The prospectus contained in the Registration Statement